As Filed Pursuant to Rule 424(b)(5)

 Registration No. 333-270137

PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 28, 2023)

Novavax, Inc.

$500,000,000 of Common Stock

This prospectus supplement relates to the issuance and sale of up to $500,000,000 of common stock par value $0.01 per share (the “common stock”) from time to time through or to our sales agents, Jefferies LLC and B. Riley Securities, Inc. (each an “Agent” and together the “Agents”), as sales agents or principals. We have entered into a sales agreement (the “Sales Agreement”) with the Agents relating to the shares of our common stock offered by this prospectus supplement.

You should read this prospectus supplement, including any information incorporated herein by reference, carefully before you invest.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”), under the symbol “NVAX”. On August 4, 2023 the closing price of our common stock as reported on Nasdaq was $8.06 per share.

Sales of shares of our common stock, if any, under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Unless we and the Agents otherwise agree, we will pay the Agents a commission of up to 3.0% of the gross proceeds of the sale price per share. The net proceeds to us that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. Based on the closing price of our common stock on August 4, 2023, because we are limited to the sale of common stock with gross proceeds aggregating $500,000,000 the maximum number of shares we could sell would be 62,034,739 shares. We estimate the maximum total expenses, including commissions of the Agents, of this offering will be approximately $15,300,000. If 62,034,739 shares of common stock were sold at $8.06 per share, the closing price per share on August 4, 2023, we would receive approximately $499,999,996 in gross proceeds, or approximately $484,999,996 in proceeds, net of compensation and reimbursements payable to the Agents. The actual proceeds to us will depend on the number of shares we sell and the price in such sales.

In connection with the sale of common stock on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of each Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act.

Investing in these securities involves a high degree of risk. See “RISK FACTORS” on page S-5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Jefferies	B. Riley Securities

The date of this Prospectus Supplement is August 8, 2023

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to part of a “shelf” registration statement that was filed with the Securities and Exchange Commission (the “SEC” or “Commission”) on February 28, 2023. This prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock, and other matters you should know before investing. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” in this prospectus supplement before making an investment decision.

You should rely only on this prospectus supplement, the accompanying prospectus, and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus, or in any free writing prospectuses we provide you. We have not, and the Agents have not, authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or in any free writing prospectuses we have provided you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Agents are not, offering to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement, or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our common stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “the Company,” “Novavax,” “we,” “us” and “our” refer to Novavax, Inc.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, as well as the documents incorporated by reference and any free writing prospectuses we provide to you, including the information referred to under the heading “Risk Factors”.

NOVAVAX

We are a biotechnology company that promotes improved health globally through the discovery, development, and commercialization of innovative vaccines to prevent serious infectious diseases. Our proprietary recombinant technology platform harnesses the power and speed of genetic engineering to efficiently produce highly immunogenic nanoparticle vaccines designed to address urgent global health needs.

Our vaccine candidates are nanostructures of conformationally correct recombinant proteins that mimic those found on natural pathogens. This technology enables the immune system to recognize target proteins and develop protective antibodies. We believe that our vaccine technology may lead to the induction of a differentiated immune response that may be more efficacious than naturally occurring immunity or some other vaccine approaches. Our vaccine candidates also incorporate our proprietary saponin-based Matrix-M™ adjuvant to enhance the immune response, stimulate higher levels of functional antibodies, and induce a cellular immune response.

We have developed a COVID-19 vaccine (“NVX-CoV2373”, “Nuvaxovid™,” “Covovax™,” “Novavax COVID-19 Vaccine, Adjuvanted”) that has received full marketing authorization, approval, interim authorization, provisional approval, conditional marketing authorization, and emergency use authorization from multiple regulatory authorities globally for both adult and adolescent populations as a primary series and for both homologous and heterologous booster indications. Additionally, in partnership with regulators and public health authorities, we have been developing and manufacturing at commercial scale a protein-based monovalent Omicron XBB.1.5 COVID-19 vaccine, which is referred to as our “XBB COVID vaccine”, that is in line with the U.S. Food and Drug Administration (“FDA”), World Health Organization (“WHO”), and European Medicines Agency (“EMA”) recommendations for the 2023 fall season. We intend to deliver this monovalent Omicron XBB.1.5 COVID-19 vaccine for the 2023 fall vaccination campaign pending authorization from regulatory authorities. We are also developing a stand-alone influenza vaccine candidate, a high-dose COVID-19 vaccine candidate, and a COVID-19-Influenza Combination (“CIC”) vaccine candidate. In addition to COVID-19 and seasonal influenza, our other areas of focus include providing Matrix-M™ adjuvant for collaborations investigating the prevention of malaria, including our R21/Matrix-M™ adjuvant malaria vaccine, which recently received authorization in several countries, as well as other preclinical vaccine research with our Matrix-M™ adjuvant in partnership with the Bill & Melinda Gates Medical Research Institute.

Novavax was incorporated in 1987 under the laws of the State of Delaware. Our principal executive offices are located at 700 Quince Orchard Road, Gaithersburg, Maryland, 20878. Our telephone number is (240) 268-2000 and our website address is www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement.

Recent Developments

Since June 15, 2021, we sold 10.1 million shares of our common stock resulting in $247.4 million in net proceeds at a weighted average sales price of $24.69 per share pursuant to our At Market Issuance Sales Agreement with B. Riley Securities, Inc. (“B. Riley”) dated as of June 15, 2021 (the “June 2021 Sales Agreement”), leaving $249.5 million remaining under the June 2021 Sales Agreement. Novavax and B. Riley terminated the June 2021 Sales Agreement by mutual agreement on the date hereof.

S-2

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference include forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Such forward-looking statements include, without limitation, statements about our capabilities, goals, expectations regarding future revenue and expense levels, and capital raising activities, including our planned use of proceeds from this offering; our operating plans and prospects; the development of our clinical-stage product candidates; our expectation of manufacturing capacity, timing, production, distribution, and delivery for NVX-CoV2373 by us and our partners; our expectations with respect to ongoing development of our COVID-19 variant strain-containing monovalent formulation and the timing of anticipated results from and our efforts for the fall 2023 vaccination season; and other matters referenced herein. Generally, forward-looking statements can be identified through the use of words or phrases such as “believe,” “may,” “could,” “will,” “would,” “possible,” “can,” “estimate,” “continue,” “ongoing,” “consider,” “anticipate,” “intend,” “seek,” “plan,” “project,” “expect,” “should,” “would,” “aim,” or “assume,” the negative of these terms, or other comparable terminology, although not all forward-looking statements contain these words.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations about the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements involve estimates, assumptions, risks, and uncertainties that could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, and, therefore, you should not place considerable reliance on any such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to successfully develop, manufacture, distribute, or market an XBB COVID vaccine for COVID-19 for the fall 2023 COVID vaccine season, which is inherently uncertain and subject to a number of risks, including regulatory authorization, ability to timely deliver doses and commercial adoption and market acceptance; challenges in obtaining commercial adoption of NVX-CoV2373 or any COVID-19 variant strain containing formulation; challenges satisfying, alone or together with partners, various safety, efficacy, and product characterization requirements, including those related to process qualification, assay validation and stability testing necessary to satisfy applicable regulatory authorities, such as the FDA, the WHO, United Kingdom Medicines and Healthcare Products Regulatory Agency, the EMA, the Republic of Korea’s Ministry of Food and Drug Safety, or Japan’s Ministry of Health, Labour and Welfare; challenges or delays in conducting clinical trials or obtaining regulatory authorization for our product candidates, including for our XBB COVID-19 vaccine in time for the fall 2023 vaccination season, or for future COVID-19 variant strain changes; manufacturing, distribution or export delays or challenges, including the requirement to obtain approval from the drug licensing body in India for the distribution of our XBB COVID-19 vaccine to timely deliver such vaccine candidate for the fall 2023 vaccination season; our exclusive dependence on SIIPL and SLS for co-formulation and filling, and PCI for finishing NVX-CoV2373 and the impact of any delays or disruptions in these suppliers’ operations on the delivery of customer orders; difficulty obtaining scarce raw materials and supplies; resource constraints, including human capital and manufacturing capacity, constraints on the ability of Novavax to pursue planned regulatory pathways, alone or with partners, in multiple jurisdictions simultaneously, leading to staggering of regulatory filings, and potential regulatory actions; challenges meeting contractual requirements under agreements with multiple commercial, governmental, and other entities; challenges in implementing our global restructuring and cost reduction plan; and other risks and uncertainties identified under “Risk Factors” in this prospectus supplement, in the documents incorporated by reference in this prospectus supplement and in the accompanying base prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may also be additional risks that we consider immaterial, or which are unknown. It is not possible to predict or identify all such risks.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference in this prospectus supplement or the accompanying prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents that are incorporated herein, whether as a result of new information, future events or otherwise.

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THE OFFERING

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, you should read the section of the accompanying prospectus entitled “Description of Our Capital Stock” and the documents referred to therein.

Issuer	Novavax, Inc.

Common stock offered	Up to $500,000,000 of common stock.

Manner of offering	Sales of shares of our common stock under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. The Agents will make all sales using commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Select Market. See “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including but not limited to working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercialization activities, as well as acquisitions and other strategic purposes.

Risk factors	Your investment in our common stock involves substantial risks. You should consider the matters referred to under the heading “Risk Factors”, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq ticker symbol	NVAX

S-4

RISK FACTORS

Investing in our securities involves a high degree of risk. For a discussion of the cautionary information you should carefully consider before deciding to purchase any of our securities, please review the risk factors included in the documents incorporated by reference in this prospectus supplement, including “Part I, Item 1A - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023, “Part II, Item 1A – Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 9, 2023, and “Part II, Item 1A– Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the SEC on August 8, 2023, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. The risks and uncertainties described in the documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If negative events occur, our business, financial condition, results of operations, and prospects would suffer. In that event, the market price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 62,034,739 shares of our common stock are sold at a price of $8.06 per share pursuant to this prospectus supplement, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on August 4, 2023, we would receive aggregate gross proceeds of  approximately $500,000,000. After deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of  $(10.67) per share, representing a difference between our as adjusted net tangible book value per share as of June 30, 2023 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and stock appreciation rights, vesting of restricted stock units and purchases under our employee stock purchase plan may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to an Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the applicable Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the applicable Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales, if any.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

S-5

USE OF PROCEEDS

From time to time, we may sell shares of our common stock pursuant to the Sales Agreement with the Agents, which may result in aggregate gross proceeds of up to $500,000,000 and aggregate net proceeds of approximately $484,699,996. Because there is no minimum amount of shares of our common stock that must be sold pursuant to our Sales Agreement with the Agents, the actual number of shares of our common stock sold and aggregate net proceeds to us are not presently determinable and may be substantially less than the amounts set forth above.

We intend to use the net proceeds from this offering for general corporate purposes, including but not limited to working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercialization activities, as well as acquisitions and other strategic purposes.

S-6

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of June 30, 2023 was approximately $(893) million, or approximately $(9.47) per share of common stock based upon 94,308,379 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of June 30, 2023. Assuming the shares available for sale pursuant to this prospectus supplement are sold at a purchase price of $8.06, the closing price of our common stock on August 4, 2023, and that the approximately 62,034,739 shares offered hereunder are sold, after giving effect to such sale, our as-adjusted net tangible book value would have been approximately $(409) million, or approximately $(2.61) per share of common stock based upon 156,343,118 shares outstanding. This represents an immediate increase in net tangible book value of $6.86 per share to our existing stockholders and an immediate dilution in net tangible book value of $(10.67) per share to new investors. The following table illustrates this calculation on a per share basis:

Offering price per share		$8.06
Net tangible book value per share as of June 30, 2023	$(9.47)
Increase in net tangible book value per share attributable to the offering	$6.86
As-adjusted net tangible book value per share after giving effect to the offering		$(2.61)
Dilution in net tangible book value per share to new investors		$(10.67)

(1) Assuming a purchase price of $8.06, the closing price of our common stock on August 4, 2023.

The foregoing table excludes the following:

•	5,262,367 shares of our common stock reserved for issuance as of June 30, 2023 upon the exercise of outstanding stock options and stock appreciation rights at a weighted average exercise price of $38.13 per share;

•	4,165,059 shares of our common stock reserved for issuance as of June 30, 2023 upon the vesting of restricted stock units;

•	597,256 shares of our common stock reserved for issuance as of June 30, 2023 under our Amended and Restated 2013 Employee Stock Purchase Plan;

•	918,777 shares of our common stock reserved for future awards as of June 30, 2023 under our Amended and Restated 2015 Stock Incentive Plan, as amended;

•	333,010 shares of our common stock reserved for issuance as of June 30, 2023 pursuant to awards granted under our 2023 Inducement Plan;

•	approximately 14,020,000 shares of our common stock reserved for issuance as of June 30, 2023 upon conversion of our 5.00% Convertible Senior Notes due 2027; and

•	6,500,000 shares of our common stock we intend to issue to SK bioscience Co., Ltd. pursuant to the Securities Subscription Agreement entered into between us and SK bioscience Co., Ltd. on August 8, 2023.

S-7

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with the Agents under which we may sell an aggregate of up to $500,000,000 in gross proceeds of our common stock from time to time through or to the Agents, as our sales agents or principals for the offer and sale of the common stock. The actual dollar amount and number of shares of common stock we sell pursuant to the Sales Agreement will be dependent on, among other things, market conditions and our fund raising requirements. The Agents may sell the common stock by any method deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act.

Each time that we wish to sell common stock under the Sales Agreement, we will provide an Agent with a placement notice describing the number or dollar value of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one day and any minimum price below which sales may not be made.

Upon receipt of a placement notice from us, and subject to the terms and conditions of the Sales Agreement, the Agents have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations, and the rules of the Nasdaq Global Select Market to sell such shares up to the amount specified. The settlement between us and the applicable Agent of each sale will occur on the second trading day following the date on which the sale was made or on some other date that is agreed upon by us and the applicable Agent in connection with a particular transaction. The obligation of the Agents under the Sales Agreement to sell our common stock pursuant to a placement notice is subject to a number of conditions.

We will pay each Agent a commission of up to 3.0% of the gross proceeds of the sale price per share of our common stock made through or to such Agent from time to time under the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agents under the terms of the Sales Agreement, will be approximately $300,000.

Based on the closing price of our common stock on August 4, 2023, because we are limited to the sale of common stock with gross proceeds aggregating $500,000,000, the maximum number of shares we could sell is approximately 62,034,739. If 62,034,739 shares of common stock were sold at $8.06, the closing sale price on August 4, 2023, we would receive approximately $499,999,996 in gross proceeds, or approximately $484,999,996 in proceeds, net of compensation and reimbursements payable to the Agents. The actual proceeds to us will vary depending on the number of shares sold and the prices of such sales. Because there is no minimum offering amount required, the actual total may be substantially less than the maximum amount set forth above.

In connection with the sale of our common stock contemplated in this prospectus supplement, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Agents will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Agents against certain civil liabilities, including liabilities under the Securities Act.

Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

The offering of our common stock pursuant to the Sales Agreement will terminate on the earlier of (1) the sale of all of our common stock subject to the Sales Agreement, or (2) termination of the Sales Agreement by us or the Agents. Any party may terminate the Sales Agreement at any time upon ten trading days’ prior notice. The termination of the Sales Agreement by one Agent shall not affect the rights and obligations of the other Agent under the Sales Agreement.

The Agents and its affiliates have in the past and may in the future provide various investment banking and other financial services for us and our affiliates, for which services they have received and may in the future receive customary fees.

This is a brief summary of the material provisions of the Sales Agreement and does not purport to be a complete statement of its terms and conditions. The Sales Agreement will be filed with the SEC and will be incorporated by reference into this prospectus supplement.

S-8

DIVIDEND POLICY

We have never paid cash dividends on our common stock. We currently anticipate that we will retain any earnings for use in the development of our business and do not anticipate paying any cash dividends in the foreseeable future.

S-9

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The Agents are being represented in connection with this offering by Duane Morris LLP, New York, New York.

S-10

EXPERTS

The consolidated financial statements of Novavax, Inc. appearing in Novavax Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of Novavax Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

S-11

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC registering the offer and sale of our common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement, its exhibits and the information incorporated in this prospectus supplement and the accompanying prospectus for additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

S-12

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, any document or portion of a document that is deemed not to be filed) after the initial filing of this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement or otherwise terminate this offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023;

•	our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023, as filed with the SEC on May 9, 2023; and August 8, 2023, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on January 9, 2023, March 2, 2023, March 22, 2023, April 4, 2023, May 9, 2023, July 7, 2023, July 11, 2023 and August 8, 2023 (except for portions of such reports which were furnished and not filed);

•

portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023, as amended on May 4, 2023, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023; and

•	the description of our common stock contained in the Registration Statement on Form 10 filed with the SEC on September 14, 1995, as supplemented by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023, and any other amendments or reports filed for the purpose of updating such description.

S-13

You may obtain documents incorporated by reference into this prospectus supplement at no cost by requesting them in writing or telephoning us at the following address:

Investor Relations

Novavax, Inc.

700 Quince Orchard Road

Gaithersburg, MD 20878

(240) 268-2000

ir@novavax.com

These filings are also made available, free of charge, on our website at www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement.

S-14

PROSPECTUS

Novavax, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may issue and sell from time to time our common stock, preferred stock, debt securities, warrants and/or units consisting of two or more of any such securities on terms to be determined at the time of sale. The preferred stock and certain of our debt securities may be convertible into shares of our common stock, and the warrants may be exercisable for shares of our common stock, shares of our preferred stock or debt securities. We may offer these securities separately or together in one or more offerings.

We will provide a prospectus supplement each time we issue securities, specifying the terms of the securities being sold as well as the terms of that offering.

You should read this prospectus and any prospectus supplement, including any information incorporated herein and therein by reference, carefully before you invest.

The securities may be sold directly by us, through dealers, agents or underwriters designated from time to time, or through any combination of these methods. If dealers, agents or underwriters are involved in a particular sale, we will disclose their names and the nature of our arrangements with them in the applicable prospectus supplement. The net proceeds we expect to receive from any sale also will be included in the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Global Select Market, or Nasdaq, under the symbol “NVAX.” On February 21, 2023, the closing price of our common stock as reported on Nasdaq was $9.39 per share. None of the other securities offered under this prospectus are publicly traded.

Investing in these securities involves a high degree of risk. See “RISK FACTORS” on page 3.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement for the securities being sold.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 28, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC” or “Commission”) on February 28, 2023. By using a shelf registration statement, we may, from time to time, issue and sell an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units consisting of our common stock, preferred stock, debt securities and warrants in one or more offerings. Each time we sell any of our securities, we will provide a prospectus supplement that will contain more specific information about the offering and the terms of the securities being sold. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference.

This prospectus and the prospectus supplements provide you with a general description of the Company and our securities; for further information about our business and our securities, you should refer to the registration statement and the documents incorporated by reference, as described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and in the applicable prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized anyone to provide you with any different information. We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or in any prospectus supplement is accurate only as of the date of such document, and the information contained in any document incorporated herein or therein by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “the Company,” “Novavax,” “we,” “us” and “our” refer to Novavax, Inc.

PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus carefully, as well as any applicable prospectus supplement, the documents incorporated by reference into this prospectus, or the applicable prospectus supplement, and any free writing prospectus we have prepared, including the material referenced under the heading “Risk Factors”.

NOVAVAX

Novavax, Inc., together with our wholly owned subsidiaries, is a biotechnology company that promotes improved health globally through the discovery, development, and commercialization of innovative vaccines to prevent serious infectious diseases. Our proprietary recombinant technology platform harnesses the power and speed of genetic engineering to efficiently produce highly immunogenic nanoparticle vaccines designed to address urgent global health needs.

Our vaccine candidates are genetically engineered nanostructures of conformationally correct recombinant proteins that mimic those found on natural pathogens. This technology enables the immune system to recognize target proteins and develop broadly protective antibodies. We believe that our vaccine technology may lead to the induction of a differentiated immune response that may be more efficacious than naturally occurring immunity or other vaccine approaches. Our vaccine candidates also incorporate our proprietary saponin-based Matrix-M™ adjuvant to enhance the immune response, stimulate higher levels of functional antibodies, and induce a cellular immune response.

We have developed and begun commercialization of a COVID-19 vaccine, NVX-CoV2373 (“Nuvaxovid™,” “Covovax™,” “Novavax COVID-19 Vaccine, Adjuvanted”), that has received approval, interim authorization, provisional approval, conditional marketing authorization and emergency use authorization from multiple regulatory authorities globally for both adult and adolescent populations as a primary series and for both homologous and heterologous booster indications and are developing an influenza vaccine candidate, a COVID-19-Influenza Combination vaccine candidate, and additional vaccine candidates, including a COVID-19 variant strain-containing monovalent or bivalent formulation. In addition to COVID-19 and seasonal influenza, our other areas of focus include respiratory syncytial virus and malaria.

Novavax was incorporated in 1987 under the laws of the State of Delaware. Our principal executive offices are located at 21 Firstfield Road, Gaithersburg, Maryland, 20878. Our telephone number is (240) 268-2000 and our website address is www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. For a discussion of the cautionary information you should carefully consider before deciding to purchase any of our securities, please review the risk factors included in the documents incorporated by reference in this prospectus, including “Part I, Item 1A - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. The risks and uncertainties described in that section and in the other documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If negative events occur, our business, financial condition, results of operations, and prospects would suffer. In that event, the market price of our securities could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

The use of proceeds from the disposition of securities covered by this prospectus will be as set forth in the applicable prospectus supplements.

PLAN OF DISTRIBUTION

General

We may sell the securities being offered hereby from time to time in one or more of the following ways:

•	through one or more underwriters;

•	through dealers, who may act as agents or principal (including in a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

•	directly to one or more counter-parties;

•	through agents;

•	through registered direct offerings;

•	as part of a collaboration with a third party;

•	as part of an acquisition or merger with a third party;

•	through at-the-market issuances;

•	in privately negotiated transactions; and

•	in any combination of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering, including:

•	the name or names of any agents, underwriters or dealers;

•	the terms of the securities being offered, including the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any options under which underwriters may purchase additional securities from us; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers and agents and will describe their compensation. We may have agreements with underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the sale of the securities. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions, and the underwriters will be obligated to purchase all of the securities if any are purchased.

The securities subject to an underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents

We may designate agents who agree to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Unless the prospectus supplement provides otherwise, agents will act on a best efforts basis for the period of their appointment. Agents may receive compensation in the form of commissions, discounts, or concessions from us. Agents may also receive compensation from the purchasers of the securities. Each particular agent will receive compensation from us in amounts negotiated in connection with the sale, which might be in excess of customary commissions.

Dealers

We may also sell securities to dealers acting as principals. If we sell our securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of a dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

Direct Sales

We may also sell securities directly to one or more purchasers, in which case underwriters or agents would not be involved in the transaction.

Institutional Purchasers

Further, we may authorize agents, underwriters, or dealers to solicit offers by certain types of purchasers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement.

Indemnification

We may indemnify underwriters, dealers, or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers, or agents may be required to make.

DESCRIPTION OF OUR CAPITAL STOCK

Set forth below is a summary of the material terms of our capital stock. This summary is not complete. We encourage you to read our Second Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated By-Laws, both of which are included as exhibits to the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of: (1) 600,000,000 shares of common stock, par value $0.01 per share, of which 86,173,245 shares were outstanding as of February 21, 2023, and (2) 2,000,000 shares of preferred stock, par value $0.01 per share, none of which were outstanding on February 21, 2023.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights.

Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock. Upon the liquidation, dissolution, or winding up of the Company, the holders of our common stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock are not entitled to pre-emptive rights or any rights of conversion. Outstanding shares of our common stock are, and the shares covered by this prospectus would be expected to be, when issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “NVAX.” On February 21, 2023, the closing price of our common stock as reported on the Nasdaq Global Select Market was $9.39 per share.

The registrar and transfer agent for our common stock is Computershare Trust Company, N.A., 150 Royall Street, Canton, MA 02021.

Preferred Stock

The board of directors may, without further action by the stockholders, issue preferred stock in one or more series and fix the rights and preferences thereof. Our Second Amended and Restated Certificate of Incorporation grants the board of directors authority to issue preferred stock and to determine its rights and preferences without the need for further stockholder approval.

Examples of rights and preferences the board of directors may fix include dividend rates, conversion rights, voting rights, pre-emptive rights, terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to the offering of shares of that particular series of preferred stock and may include, among other things:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation (including whether cumulative or non-cumulative), if any;

•	terms and amount of any sinking fund, if applicable;

•	provisions for redemption or repurchase, if applicable, and any restrictions on the ability of the Company to exercise such redemption and repurchase rights;

•	conversion rights and rates, if applicable, including the conversion price and how and when it will be calculated and adjusted;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on sale, transfer, and assignment, if any;

•	the relative ranking and preferences of the preferred stock; and

•	any other specific terms, rights or limitations of, or restrictions on, such preferred stock.

Provisions of our Second Amended and Restated Certificate of Incorporation, Amended and Restated By-laws, and Delaware Law

Certain provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws may be deemed to have an anti-takeover effect and may prevent, delay, or defer a tender offer or takeover attempt that a stockholder may deem in his, her, or its best interest. The existence of these provisions also could limit the price that investors might be willing to pay for our securities. Such provisions include:

Staggered Board, Removal of Directors, and Charter Amendments relating to the Board

Our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide for the division of our board of directors into three classes, with no one class having more than one more director than any other class, serving staggered three year terms. Our Second Amended and Restated Certificate of Incorporation provides that any amendments to the charter relating to the number, classes, election, term, removal, vacancies, and related provisions with respect to the board of directors may only be made by the affirmative vote of the holders of at least 75% of the shares of capital stock issued and outstanding and entitled to vote. These provisions may have the effect of making it more difficult for a third party to acquire control of the Company, or of discouraging a third party from attempting to acquire control of the Company.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq Stock Market. These additional shares may be utilized for a variety of corporate purposes. In particular, our board of directors could issue shares of preferred stock that could, depending on the terms of the series, impede the completion of a takeover effort. Our board of directors may determine that the issuance of such shares of preferred stock is in the best interest of the Company and our stockholders. Such issuance could discourage a potential acquiror from making an unsolicited acquisition attempt through which such acquiror may be able to change the composition of the board, including a tender offer or other transaction a majority of our stockholders might believe to be in their best interest or in which stockholders might receive a substantial premium for their stock over the then-current market price.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Amended and Restated By-Laws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors, must provide timely notice of such stockholder’s intention in writing. To be timely, a stockholder nominating individuals for election to the Board of Directors or proposing business must provide advanced notice to the Company not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders or, in the case of any special meeting, not less than 60 days nor more than 90 days prior to the special meeting, unless, in the case of annual meeting, such meeting occurs more than 30 days before or after such anniversary date, or, in the case of a special meeting, such meeting occurs less than 100 days after notice or public disclosure of the date of the special meeting is given or made, in which cases notice will be timely if received not later than the close of business on the tenth day after the day on which notice or public announcement of the date of such meeting was made.

Limits on Ability of Stockholders to Act by Written Consent

Our Second Amended and Restated Certificate of Incorporation provides that our stockholders may not act by written consent. In addition, our Second Amended and Restated Certificate of Incorporation requires that special meetings of stockholders be called only by our board of directors, our chief executive officer, or our president if there is no chief executive officer. Further, business transacted at any special meeting of stockholders is limited to matters relating to the purpose or purposes stated in the notice of meeting. This limit on the ability of our stockholders to act by written consent or to call a special meeting may lengthen the amount of time required to take stockholder proposed actions.

Section 203 of the General Corporation Law of the State of Delaware

We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with an interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates (1) owns 15% or more of a corporation’s voting securities or (2) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three year period immediately preceding a business combination governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve.

DESCRIPTION OF DEBT SECURITIES

We may issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement of which this prospectus is a part. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer debt securities as described in this prospectus that, unless otherwise specified in the applicable prospectus supplement, will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

The applicable prospectus supplement will describe the terms and features of any debt securities which we may offer, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The following description and any description of debt securities in the applicable prospectus supplement may not be complete and is subject to, and are qualified in their entirety by reference to, the indenture, any supplemental indentures or forms of debt securities, in each case that we will file with the SEC in connection with a public offering of debt securities.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in the applicable prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

•	any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture;

•	the price or prices (expressed as a percentage of the principal amount thereof) at which the series of debt securities will be issued;

•	the date or dates on which principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal, interest and premium, if any, on the debt securities of the series are payable, or the method of such payment, if by wire transfer, mail or other means;

•	if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates, if any, on which and the price or prices at which the debt securities of the series will be repurchased by us at the option of the holders thereof, and other detailed terms and provisions of such repurchase obligations;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•	the forms of the debt securities of the series in bearer (if to be issued outside of the United States of America) or fully registered form (and, if in fully registered form, whether the debt securities will be issuable as global securities);

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

•	the currency of denomination of the debt securities of the series, which may be dollars or any foreign currency, including, but not limited to, the Euro, and, if such currency of denomination is a composite currency other than the Euro, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of the principal of, and interest and premium, if any, on the debt securities of the series will be made;

•	if payments of principal of, or interest or premium, if any, on, the debt securities of the series are to be made in one or more currencies or currency units other than that or those in which such securities are denominated are, the manner in which the exchange rate with respect to such payments will be determined;

•	the manner in which the amounts of payment of principal of, or interest and premium, if any, on, the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	the provisions, if any, relating to any collateral provided the debt securities of the series;

•	any addition to or change in the covenants in the indenture, which applies to the debt securities of the series;

•	any addition to or change in the events of default which applies to any debt securities of the series, and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	the terms and conditions, if any, for conversion of the debt securities into or exchange of the debt securities for shares of common stock or preferred stock of the Company that apply to debt securities of the series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company;

•	if applicable, that the debt securities of the series, in whole or any specified part, shall be defeasible; and

•	any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the indenture, except as permitted by the indenture, but which may modify or delete any provision of the indenture insofar as it applies to such series).

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the applicable prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If we issue certificated debt securities, a holder may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. A holder will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

A holder may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our Company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement, we will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey or transfer, lease or otherwise dispose of all or substantially all of our properties and assets, unless:

•	either (A) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving person of such merger or consolidation, or (B) the person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred shall be a corporation or entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or a corporation or comparable legal entity treated as a corporation for U.S. federal income tax purposes organized under the laws of a foreign jurisdiction and shall expressly assume by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of the obligations of the Company (including, without limitation, the obligation to pay the principal of, and premium and interest, if any, on, the securities and the performance of the other covenants) under the indenture as supplemented, and in each case, the indenture shall remain in full force and effect; and

•	immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no default or event of default shall have occurred and be continuing.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we default in the payment of any principal of, or premium, if any, on, the debt securities when it becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•	we default in the payment of any interest on any debt security of a series when the same becomes due and payable, and the default continues for a period of 30 days;

•	we default in observance or performance of any other covenant in the debt securities of a series or the indenture for 60 days after written notice from the trustee or the holders of not less than 25% in the aggregate principal amount of the debt securities of such series then outstanding, which notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default”;

•	certain events involving bankruptcy, insolvency or reorganization of the Company or any of our significant subsidiaries; and

•	any other event of default provided for in such series of debt securities as may be specified in the applicable prospectus supplement.

Holders of a majority in principal amount of the debt securities of any series then outstanding have the right to waive any existing default or event of default with respect to such series or compliance with any provision of the indenture (with respect to such series) or the debt securities of such series with written notice to the trustee. Upon any such waiver, such default with respect to such series shall cease to exist, and any event of default with respect to such series arising therefrom shall be deemed to have been cured for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company) occurs, and is continuing, then the trustee, by written notice, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare that the entire principal amount, plus the premium, if any, of all the debt securities of that series then outstanding plus accrued and unpaid interest to the date of acceleration are immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all existing events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue installments of interest and overdue principal have been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company occurs, such principal, premium, if any, and interest amount with respect to all the debt securities of that series shall be due and payable immediately without any declaration or other act on part of the trustee or the holders of debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request to the trustee;

•	the holder or holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense to be incurred in compliance with such request;

•	the trustee does not comply with the request within 60 days after such request; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control of the Company permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to cure any mistake, ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; and

•	to evidence and provide for the acceptance of appointment of a successor trustee under the indenture with respect to one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee.

From time to time we and the trustee may, with the consent of holders of not less than a majority of the aggregate principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest on any of the debt securities;

•	reduce the principal of or change the stated maturity of the debt securities, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required by the debt securities or reduce the premium payable upon any redemption of the debt securities, or change the time before which no such redemption may be made;

•	waive a default or event of default in the payment of the principal of, or interest or premium, if any, on, any debt securities (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities;

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action; or

•	make any changes to the above provisions or the acceleration provisions of the indenture, except to increase any percentage of debt securities the holders of which must consent to any matter.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

•	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

•	the rights, powers, trusts, duties and immunities of the trustee; or

•	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in an applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide, not later than the due date of any payment, money; or

•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides an amount sufficient to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that or there has been a change in any applicable U.S. Federal income tax law with the effect that, and such opinion shall confirm that, the holders of the outstanding debt securities of such series or persons will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and any applicable supplemental indenture after a covenant defeasance of the indenture and any applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to Securities that are denominated in a foreign currency, (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by, or acting as an agency or instrumentality of, such government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) and (ii), are not callable or redeemable at the option of the issuer thereof.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person under the same circumstances in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity or security against the costs, expenses and liabilities which may be incurred therein or thereby.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

This description only summarizes the terms of warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which would be provided at the time of such offering. Such warrant agreement, together with the warrant certificate, would be filed with the SEC in connection with the offering of the specific warrants.

We may issue warrants for the purchase of common, preferred stock or debt securities. Warrants may be issued independently or together with common or preferred stock, and may be attached to or separate from any offered securities.

We may evidence a series of warrants by warrant certificates that we issue under a separate warrant agreement. We may enter into a warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.

The particular terms of any series of warrants will be described in the prospectus supplement relating to the series. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities issuable upon exercise of such warrants may be acquired;

•	the dates on which the right to exercise such warrants will commence and expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of shares of common or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement. We will set forth on the reverse side of the applicable certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends.

DESCRIPTION OF OUR UNITS

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. We currently anticipate that we will retain any earnings for use in the development of our business and do not anticipate paying any cash dividends in the foreseeable future.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, our counsel Ropes & Gray LLP, Boston Massachusetts, will pass upon the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Novavax, Inc. appearing in Novavax Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Novavax Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC registering the offer and sale of our securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement, its exhibits, and the information incorporated in this prospectus for additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than, in each case, any document or portion of a document that is deemed not to be filed) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023;

•	our Current Report on Form 8-K, filed with the SEC on January 9, 2023;

•	portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 2, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022; and

•	the description of our common stock contained in the Registration Statement on Form 10 filed with the SEC on September 14, 1995, as supplemented by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023, and any other amendments or reports filed for the purpose of updating such description.

You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

Investor Relations
Novavax, Inc.
21 Firstfield Road
Gaithersburg, MD 20878
(240) 268-2000
ir@novavax.com

These filings are also made available, free of charge, on our website at www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

Novavax, Inc.

Common Stock

$500,000,000

PROSPECTUS SUPPLEMENT

Jefferies	B. Riley Securities

August 8, 2023